Exhibit 99.2

NORTHWESTERN TRAVEL SERVICE, LP

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 28, 2004 AND MARCH 30, 2003

Financial Statements:

Balance Sheets (Unaudited) – March 28, 2004 and December 28, 2003	2

Statements of Income (Unaudited) – Three Months Ended March 28, 2004 and March 30, 2003	3

Statements of Cash Flows (Unaudited) – Three Months Ended March 28, 2004 and March 30, 2003	4

Notes to Financial Statements	5

NORTHWESTERN TRAVEL SERVICE, LP

BALANCE SHEETS

(Unaudited)

	March 28, 2004	December 28, 2003
ASSETS

Current assets:
Cash and cash equivalents	$7,862,748	$6,930,823
Investment in available-for-sale securities	7,772,966	7,102,108
Trade receivables, less allowance for doubtful accounts of $79,000 and $75,000	7,960,738	8,129,404
Prepaid expenses	242,370	170,405

Total current assets	23,838,822	22,332,740

Property and equipment, at cost:
Furniture and equipment	3,587,264	3,536,035
Leasehold improvements	313,791	313,791

	3,901,055	3,849,826
Less accumulated depreciation	3,167,507	3,047,634

	733,548	802,192
Other assets:
Cash value of life insurance policies	136,300	414,800
Deposits	57,857	58,016

	194,157	472,816

Total assets	$24,766,527	$23,607,748

LIABILITIES AND PARTNERS’ EQUITY

Current liabilities:
Accounts Payable:
Deposits on tours/programs and vendor payables	$10,084,689	$7,947,262
Other	856,713	1,345,311
Accrued expenses:
Compensation	1,636,191	2,129,833
Profit-sharing	270,000	1,050,017
Other	892,616	1,416,346

Total current liabilities	13,740,209	13,888,769
Deferred revenue	825,000	900,000
Deferred compensation	136,300	414,800

Total liabilities	14,701,509	15,203,569

Commitments and contingencies

Partners’ equity:
Partner’s equity	10,065,018	8,404,179

Total liabilities and partners’ equity	$24,766,527	$23,607,748

See accompanying notes to financial statements.

NORTHWESTERN TRAVEL SERVICE, LP

STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended
	March 28, 2004	March 30, 2003
Revenues	$9,890,146	$10,027,637

Operating expenses	6,431,723	6,800,475
General and administrative expenses	1,551,521	1,578,433
Depreciation and amortization expense	124,665	136,060

Operating income	1,782,237	1,512,669
Interest income	81,350	73,592

Net Income	1,863,587	1,586,261

Unaudited pro forma net income:
Income before provision for income taxes	1,863,587	1,586,261
Pro forma income tax expense	690,000	587,000

Pro forma net income	$1,173,587	$999,261

See accompanying notes to financial statements.

NORTHWESTERN TRAVEL SERVICE, LP

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 28, 2004	March 30, 2003
Cash flows from operating activities:
Net income	$1,863,587	$1,586,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	124,665	136,060
Loss on disposal of fixed assets	1,690	48,377
Deferred revenue	(75,000)	(75,000)
Deferred compensation	(278,500)	16,200
(Increase) decrease in:
Accounts receivable	168,666	6,458,989
Prepaid expenses	(71,965)	(116,447)
Increase (decrease) in:
Accounts payable	1,648,829	(3,881,734)
Accrued expenses	(1,797,389)	(2,707,987)

Net cash provided by operating activities	1,584,583	1,464,719

Cash flows from investing activities:
Additions to property and equipment	(57,711)	(89,956)
Purchases of available-for-sale securities, net	(670,858)	(229,420)
Other assets	278,659	(16,200)

Net cash used in investing activities	(449,910)	(335,576)

Cash flows from financing activities:
Distribution to partners	(202,748)	(448,837)

Net cash used in financing activities	(202,748)	(448,837)

Net increase in cash and cash equivalents	931,925	680,306
Cash and cash equivalents at beginning of period	6,930,823	7,633,038

Cash and cash equivalents at end of period	$7,862,748	$8,313,344

See accompanying notes to financial statements.

NORTHWESTERN TRAVEL SERVICE, LP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—BACKGROUND

Northwestern Travel Service, LP, a limited partnership (the “Company”), is a full-line travel agency, serving commercial and individual customers. The Company also markets, promotes and administers incentive programs. The limited partnership consists of a general partner and several limited partners. The general partner has majority voting rights and is allocated 46 percent of the Company’s profits and losses. The limited partners have minority voting rights and are allocated 54 percent of the Company’s profits and losses.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. A description of the Company’s accounting policies and other financial information is included in the audited financial statements as filed in Exhibit 99.1 for the year ended December 28, 2003.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position of the Company as of March 28, 2004, and the results of its operations and its cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 28, 2004 are not necessarily indicative of the results that may be achieved for the full fiscal year and cannot be used to indicate financial performance for the entire year.

NOTE 3—SUBSEQUENT EVENT

Effective May 24, 2004, the Company sold 100 percent of its partnership interests to Navigant International, Inc., an unrelated third party. Navigant paid $775 in cash, $19,520 in the form of a short-term promissory note and issued to the sellers Navigant common stock valued at approximately $10,575 (approximately 611,000 shares). The stock consideration was valued at closing prices of Navigant stock around the closing date of this acquisition. Subject to contingencies, if Northwestern achieves certain revenue objectives by the first anniversary of the closing, the sellers will be entitled to up to approximately $10,200 in additional cash consideration.

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